Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000

Chubb Estimates Pre-Tax Losses from Hurricane Charley
at $35 to $40 Million; Contributes to Relief Efforts

     WARREN, New Jersey, August 24, 2004 — The Chubb Corporation [NYSE: CB] announced today that its losses from Hurricane Charley are estimated to be $35 to $40 million pre-tax.

     John D. Finnegan, Chairman, President and CEO, also announced that The Chubb Corporation will contribute $500,000 to the Volunteer Florida Foundation Hurricane Charley Relief Fund established by Florida Governor Jeb Bush.

     “Chubb’s claims people are working with our customers to help them recover from the losses caused by the hurricane,” said Mr. Finnegan. “Our contribution to the relief fund will assist the people who were most seriously affected by the storm.”

For Further Information Contact:	Glenn A. Montgomery 908-903-2365 Mark E. Greenberg 908-903-2682

Certain statements made in this release should be considered forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. Chubb cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including annual and quarterly reports and other documents filed by The Chubb Corporation with the Securities and Exchange Commission.